Exhibit 10.5

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (“Agreement”) is effective as of March 12, 2010, by and between Gulf United Energy, Inc., a Nevada corporation (the “Company”) and James M. Askew (“Investor”).

WHEREAS, the Company and Investor are parties to that certain promissory note dated April 10, 2007 (the “Note”);

WHEREAS, on March 11, 2010, Investor executed a letter agreement pursuant to which Investor forgave all accrued and unpaid interest due under the Note through March 11, 2010.

WHEREAS, as of March 12, 2010, there was an aggregate of $1,639,685 of outstanding principal due under the Note;

WHEREAS, the Company and Investor desire to convert $400,000 of the outstanding principal (the “Debt”) into 40,000,000 shares of the Company’s restricted common stock (the “Shares”);

WHEREAS, subsequent to the conversion of the Debt into the Shares, there will be an aggregate of $1,239,685 of principal remaining under the Note;

WHEREAS, upon the execution of this Agreement, the Company will issue Investor a new promissory note, in the form attached hereto as Exhibit A (the “New Note”), representing an amount of principal equal to $1,089,685 due under the Note and not converted hereunder, bearing interest at the rate of 10% per annum, with the remaining $150,000 of the principal amount due under the Note being payable by the Company to Investor in cash.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Investor agrees to convert the Debt into the Shares and to accept the New Note as payment for the principal amount of the Note not converted hereunder.  The Company shall thereafter issue to Investor or as Investor directs the Shares, provided, however, that 20,000,000 of the Shares will not be issuable to Investor until three days after the Company’s amendment to its articles of incorporation to increase its authorized shares of common stock becomes effective.  The Company deliver certificates representing the Shares as well as the New Note to Investor or as Investor otherwise directs promptly following the execution of this Agreement.  The Company shall make the cash payment of $150,000 to Investor via certified check or wire transfer concurrently upon the execution of this Agreement.

2.           Representations and Warranties

The Investor hereby represents and warrants that:

A.           Purchase for Investment.  The Investor is acquiring the Shares and the New Note for his own account and not with a view to or for sale in connection with the distribution thereof (other than a private sale).  The Investor has been advised that the Shares and the New Note to be issued and sold hereunder have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or applicable state securities laws and that they must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or any exemption from such registration is available.  The Investor understands and agrees that the Shares and the New Note will be issued with a restrictive legend to the effect that: “THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY THE SECURITIES.”

B.           Investment Risk.  Because of the Investor’s financial positions and other factors, the transactions contemplated by this Agreement may involve a high degree of financial risk, and the Investor understands they may lose their entire investment in the Shares and the New Note.

C.          Access to Information.  Investor has all been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the transactions contemplated herein.

D.          Ability.  This Agreement has been duly executed and delivered by Investor and constitutes a binding, and enforceable obligation of the Investor.

E.           Third Party Consent.  No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Investor in connection with the execution, delivery, or the Company’s performance of this Agreement.

F.           Accredited Investor.  The Investor (i) has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the purchase of the Shares, (ii) has a net worth significantly in excess of the amount of the purchase price for the Shares and is able to bear the economic risk of a complete loss on the purchase of the Shares, and (iii) is an “accredited investors” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

3.           Miscellaneous

A.          Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

B.           Severability.  If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

C.           Assignment.  None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor’s heirs, executors, administrators and successors.

D.          Applicable Law.  This Agreement shall be governed by the laws of the State of Texas, without giving effect to the conflict of laws provisions thereof.

E.           Counterparts.  It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

F.           Further Assurances.  At any time, and from time to time after the debt for equity swap, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

G.          Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the Company’s performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  A writing signed by all parties hereto may amend this Agreement.

H.          Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

I.            Facsimile.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Company:	Investor:

Gulf United Energy, Inc.	/s/ James Akew

By:
Name:
Title:
Investor: